EXHIBIT (10)

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 of our report dated April 23, 2018, relating to the financial statements of WRL Series Annuity Account and our report dated April 26, 2018, relating to the financial statements of Transamerica Premier Life Insurance Company, which appear in WRL Series Annuity Account’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (No. 333-199070). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in WRL Series Annuity Account’s Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (No. 333-199070).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 7, 2018